As Filed With the Securities and Exchange Commission on January 19, 2005

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE
SECURITIES ACT OF 1933

NINETOWNS DIGITAL WORLD TRADE HOLDINGS LIMITED
(Exact Name of Registrant as Specified in Its Charter)

Cayman Islands (State or Other Jurisdiction of Incorporation or Organization)	Not Applicable (I.R.S. Employer Identification Number)

5th Floor, Union Plaza
20 Chaowai Street, Chaoyang District
Beijing 100020, People’s Republic of China
(8610) 6588-7788
(Address, Including Zip Code, and Telephone Number, Including Area Code,
of Registrant’s Principal Executive Offices)

Ninetowns Digital World Trade Holdings Limited Employee Share Option Scheme
Ninetowns Digital World Trade Holdings Limited 2004 Share Option Plan
(Full Title of the Plans)

CT Corporation System
111 Eighth Avenue
13th Floor, New York, NY 10011
(212) 894-8940
(Name, address, including zip code and telephone number, including area code, of agent for service)

Copies to:
Neil A. Torpey, Esq.
Paul, Hastings, Janofsky & Walker LLP
22nd Floor, Bank of China Tower
1 Garden Road, Central, Hong Kong
(852) 2867-9988

CALCULATION OF REGISTRATION FEE
Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Ordinary shares, par value HK$0.025 per share(4)	2,574,400	3.21(2)	$8,263,824(2)	$972.65
Ordinary shares, par value HK$0.025 per share(4)	1,800,000	9.49(3)	$17,082,000(3)	$2,010.55
Total	4,374,400			$2,983.20

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, this Registration Statement includes an indeterminate number of additional shares which may be offered and issued to prevent dilution from share splits, share dividends or similar transactions as provided in the above-referenced plans.

(2)	These shares are offered under the Employee Share Option Scheme. Pursuant to Rule 457(h)(1), the maximum aggregate offering price is calculated as the product of 2,574,400 shares issued and issuable upon exercise of outstanding options multiplied by the same exercise price of $3.21 per share, which is equal to an aggregate offering price of $8,263,824. The Registrant will not issue any additional options under this plan.

(3)	These shares are offered under the 2004 Share Option Plan. Pursuant to Rule 457(h)(1), the maximum aggregate offering price is calculated as the product of 1,800,000 shares issuable under the plan multiplied by the average of the high and low prices for the Registrant’s American Depositary Shares, or ADSs, as quoted on the Nasdaq National Market on January 18, 2005, or $9.49, which is equal to an aggregate offering price of $17,082,000.

(4)	These shares may be represented by the Registrant’s ADSs, each of which represents one ordinary share. The Registrant’s ADSs issuable upon deposit of the ordinary shares registered hereby have been registered under a separate registration statement on Form F-6 (333-120567), as amended.

TABLE OF CONTENTS

Part I -- Information Required in the Section 10(A) Prospectus Part II -- Information Required in the Registration Statement
Item 3. Incorporation of Documents by Reference.
Item 4. Description of Securities.
Item 5. Interests of Named Experts and Counsel.
Item 6. Indemnification of Directors and Officers.
Item 7. Exemption from Registration Claimed.
Item 8. Exhibits.
Item 9. Undertakings.
Signatures Power of Attorney Exhibit Index

Exhibit No.	Description
3.1	Amended and Restated Memorandum and Articles of Association of the Registrant*
4.1	Specimen American Depositary Receipt of the Registrant*
4.2	Specimen Share Certificate of the Registrant*
4.3	Form of Deposit Agreement among the Registrant, JPMorgan Chase Bank, N.A. and holders of the American Depositary Receipts*
5.1	Opinion of Conyers Dill & Pearman, Cayman
10.1	Employee Share Option Scheme*
10.2	2004 Share Option Plan*
23.1	Consent of Deloitte Touche Tohmatsu
23.2	Consent of Conyers Dill & Pearman, Cayman (contained in Exhibit 5.1)
24.1	Power of Attorney (see signature page of this Registration Statement)
*	Incorporated by reference for the Registrant's Registration Statement filed with the Commission on November 3, 2004 and as amended on November 18, 2004. See Part II, Item 3(c) hereunder.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

        The documents containing the information specified in Part I of Form S-8 (plan information and registrant information) will be sent or given as specified by Securities and Exchange Commission Rule 428(b)(1). Such documents need not be filed with the Securities and Exchange Commission (the “Commission”) either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this Registration Statement pursuant to Part II, Item 3 of Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

        The following documents filed by Ninetowns Digital World Trade Holdings Limited (the “Registrant”) with the Commission are incorporated by reference herein:

        (a)    The Registrant’s prospectus filed with the Commission on December 3, 2004 pursuant to Rule 424(b) under the Securities Act, which includes audited financial statements for the Registrant’s 2003 fiscal year.

        (b)    The description of the Registrant’s ordinary shares contained in its Registration Statement on Form 8-A (File No. 000-51025) filed with the Commission on November 16, 2004 pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which incorporates by reference the description of the Registrant’s ordinary shares set forth under “Description of share capital” in the Registrant’s prospectus filed with the Commission on December 3, 2004 pursuant to Rule 424(b) of the Securities Act.

        (c)    Exhibits 3.1, 4.1, 4.2 and 4.3 to the Registrant’s Registration Statement filed with the Commission on November 3, 2004 and as amended on November 18, 2004. See Part II, Item 8 hereof.

        All documents filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities

        Not Applicable.

Item 5. Interests of Named Experts and Counsel

        Not Applicable.

Item 6. Indemnification of Directors and Officers

         Cayman Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of directors and officers, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Article 160 of the Registrant’s amended and restated articles of association provide that the Registrant may indemnify its directors, officers and any other agent of the Registrant and its liquidator or trustees (if any) and their heirs, executors and administrators, acting in relation to any of its affairs against actions, costs, charges, losses, damages and expenses incurred or sustained by reason of any act done, concurred or omitted in the execution of their duty in their capacities as such, except to any matter in respect of any fraud or dishonesty which may attach to any of them.

Item 7. Exemption from Registration Claimed

        Not Applicable

Item 8. Exhibits

Exhibit No.	Description
3.1	Amended and Restated Memorandum and Articles of Association of the Registrant*
4.1	Specimen American Depositary Receipt of the Registrant*
4.2	Specimen Share Certificate of the Registrant*
4.3	Form of Deposit Agreement among the Registrant, JPMorgan Chase Bank, N.A. and holders of the American Depositary Receipts*
5.1	Opinion of Conyers Dill & Pearman, Cayman
10.1	Employee Share Option Scheme*
10.2	2004 Share Option Plan*
23.1	Consent of Deloitte Touche Tohmatsu
23.2	Consent of Conyers Dill & Pearman, Cayman (contained in Exhibit 5.1)
24.1	Power of Attorney (see signature page of this Registration Statement)
*	Incorporated by reference for the Registrant's Registration Statement filed with the Commission on November 3, 2004 and as amended on November 18, 2004. See Part II, Item 3(c) hereunder.

Item 9. Undertakings

        (a)    The undersigned Registrant hereby undertakes:

                 (1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                          (i)   To include any prospectus required by Section 10(a)(3) of the Securities Act;

                          (ii)   To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

                          (iii)   To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

        provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

                 (2)    that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

                 (3)    to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold upon the termination of the option plans of the Registrant set forth on the cover page hereof.

        (b)    The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c)    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the indemnity provisions summarized in Item 6 above or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Signatures

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the People’s Republic of China, on the 19th day of January, 2005.

NINETOWNS DIGITAL WORLD TRADE HOLDINGS LIMITED By: /s/ Shuang Wang Name: Shuang Wang Title: Chief Executive Officer (principal executive officer)

Power of attorney

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint Shuang Wang and Tommy Siu Lun Fork, and each of them, as his true and lawful attorneys-in-fact and agents, each with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith and about the premises, as fully to all intents and purposes as he might or could do in-person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Shuang Wang
Shuang Wang

/s/ Tommy Siu Lun Fork
Tommy Siu Lun Fork

/s/ Tat Man Lee
Tat Man Lee

/s/ Kin Fai Ng
Kin Fai Ng

/s/ Kenneth Sze Ho Siu
Kenneth Sze Ho Siu

/s/ Gerry Ka Cheung Wai
Gerry Ka Cheung Wai

/s/ Stephen Jung Tsuei
Stephen Jung Tsuei

/s/ Dachun Zhang
Dachun Zhang

/s/ Fushan Chen
Fushan Chen

/s/ Xiaomin Sun
Xiaomin Sun

/s/ Mark Ming Hsun Lee
Mark Ming Hsun Lee	Director and Chief Executive
Officer (principal executive officer)

Chief Financial Officer
(principal financial and accounting officer)

Director and Chairman of the Board

Director

Director

Director

Director

Director

Director

Director

Director

January 19, 2005 January 19, 2005 January 19, 2005 January 19, 2005 January 19, 2005 January 19, 2005 January 19, 2005 January 19, 2005 January 19, 2005 January 19, 2005 January 19, 2005

Signature of authorized representative in the United States

Pursuant to the Securities Act of 1933, as amended, the undersigned, being the duly authorized representative in the United States of Ninetowns Digital World Trade Holdings Limited has signed this Registration Statement or amendment thereto in the City of Newark, State of Delaware, on January 19, 2005.

PUGLISI & ASSOCIATES By: /s/ Donald J. Puglisi Name: Donald J. Puglisi Title: Managing Director

EXHIBIT INDEX

Exhibit No.	Description
3.1	Amended and Restated Memorandum and Articles of Association of the Registrant*
4.1	Specimen American Depositary Receipt of the Registrant*
4.2	Specimen Share Certificate of the Registrant*
4.3	Form of Deposit Agreement among the Registrant, JPMorgan Chase Bank, N.A. and holders of the American Depositary Receipts*
5.1	Opinion of Conyers Dill & Pearman, Cayman
10.1	Employee Share Option Scheme*
10.2	2004 Share Option Plan*
23.1	Consent of Deloitte Touche Tohmatsu
23.2	Consent of Conyers Dill & Pearman, Cayman (contained in Exhibit 5.1)
24.1	Power of Attorney (see signature page of this Registration Statement)
*	Incorporated by reference for the Registrant's Registration Statement filed with the Commission on November 3, 2004 and as amended on November 18, 2004. See Part II, Item 3(c) hereunder